Exhibit 10.20

EXECUTION VERSION

CONFIDENTIAL TREATMENT REQUESTED UNDER

C.F.R. SECTIONS 200.80(b)(4), 200.83 AND 230.406.

[*****] INDICATES OMITTED MATERIAL THAT IS THE

SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST

FILED SEPARATELY WITH THE COMMISSION.

THE OMITTED MATERIAL HAS BEEN FILED

SEPARATELY WITH THE COMMISSION.

Amendment To And

Consent to Partial Assignment Of

Styrene Contract of Sale Between

The Dow Chemical Company and Americas Styrenics LLC

This Amendment and Consent to Partial Assignment (“Amendment”) is entered into between The Dow Chemical Company (“BUYER” and “Dow”), Americas Styrenics LLC (“SELLER” and “AMSTY”) and Styron LLC (“BUYER” and “Styron”), to be effective as of April 1, 2010, and is made with reference to that certain Styrene Contract of Sale with an Effective Date of December 1, 2009 (“Agreement”) and the Logistic Letter Agreement effective December 1, 2009 (“Letter Agreement”) entered into between Dow and AMSTY.

RECITALS

WHEREAS, in 2009, Dow announced that it grouped four of its businesses into a separate division and its intent to form a new independent business unit called Styron, which includes the following: Emulsion Polymers (Paper and Flooring Latex), Synthetic Rubber, Polycarbonate and Compounds & Blends, Styrenics (which includes Polystyrene and ABS/SAN resins, and Expandable Polystyrene), Automotive Plastics and some styrene monomer assets (the “Styron Businesses”).

WHEREAS, on April 1, 2010, Styron became an independent company, containing the Styron Businesses, with affiliates across the world (Styron LLC, Styron Holding B.V. and each of their respective affiliates).

WHEREAS, a significant portion of Dow’s Product consuming assets supplied under this Agreement were transferred to Styron on April 1, 2010.

WHEREAS, Dow announced on March 2, 2010 that it plans to sell Styron to Bain Capital Partners by June 1, 2010, following regulatory approval, customary conditions and transaction close (“Transaction”).

WHEREAS, in accordance with Section 8. a) of Exhibit E of the Agreement, SELLER and BUYER by this Amendment wish to amend certain terms of the Agreement to accommodate Styron as additional BUYER, as provided herein.

WHEREAS, Dow and AMSTY wish to amend Section VIII of the Letter Agreement to prorate the scheduling and logistic resource fee between Dow and Styron.

WHEREAS, in accordance with Section 8. b) of Exhibit E of the Agreement, BUYER is providing notice of partial assignment and seeking consent to partially assign the Agreement to Styron.

WHEREAS, Styron desires to be bound by the terms of the Agreement and Letter Agreement.

WHEREAS, SELLER desires to consent to the assignment and the amendment to the Agreement and Letter Agreement on the terms and conditions contained herein.

EXECUTION VERSION

NOW THEREFORE, in consideration of the premises and agreements, provisions and covenants herein contained, BUYER and SELLER agree to amend and partially assign the Agreement and Letter Agreement as follows:

A. Definitions. Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement or Letter Agreement, as the case may be.

B. Amendments to Agreement:

1. General. All references to the term “BUYER” in the Agreement shall be deemed to include Styron as well as Dow, and, except as otherwise set forth in this Amendment, all rights and obligations of “BUYER” set forth in the Agreement shall apply to each of Styron and Dow individually, not in the aggregate, and separately, not jointly. Without limiting the generality of the foregoing, the following illustrates the intent of such amendment for selected provisions of the Agreement:

(a) Period. The Agreement allows BUYER to terminate the Agreement in certain circumstances. The provisions of the Agreement relating to “phase-out” shall apply to both Dow and Styron. For example, in the event that Dow terminates the Agreement under such provision, the Agreement would terminate only with respect to Dow and SELLER. In such a situation, SELLER, as the non-terminating party, would have the option to extend the Agreement for the Phase-out Period with respect to Dow pursuant to the provisions of such section. Notwithstanding, if there is termination under such provision by a Buyer, the Agreement shall continue in full force and effect with respect to the non-terminating Buyer and SELLER without regard to such termination between the terminating Buyer and SELLER or effect of any Phase-out Period.

(b) Rebates. The Agreement provides that SELLER will issue a rebate to BUYER if there is a unit ratio improvement based on a Calendar Year average and certain conditions are satisfied. It is anticipated that both Dow and Styron may contribute to such unit ratio improvements. In the event SELLER issues a rebate pursuant to the provisions of such section, such rebate shall be allocated pro rata to Dow and Styron based on the volume and price history of Dow and Styron individually.

(c) Product: The Product section of the Agreement provides that Product sold and purchased incident to the terms of the Agreement is for BUYER’S internal consumption for end use purposes only and under no circumstances is the Product intended for resale. This Product section of the Agreement is amended to allow Styron to resale Product delivered to Styron’s Midland operations to Dow only for use in Dow’s Midland operations pursuant to the terms in Paragraph 2 of this Amendment.

2. Quantity: The Agreement requires BUYER to purchase [*****]% of its Product requirements for internal consumption at BUYER’s locations in North America from SELLER. As Dow is transferring a significant portion of those assets to Styron, and this Agreement will hereby be partially assigned to Styron, the first paragraph of the Quantity section of the Agreement is hereby amended so that from and after April 1, 2010, Styron will purchase [*****]% of its Product requirements for internal consumption from SELLER and Dow will purchase [*****]% of its Product requirements for internal consumption from SELLER except that Styron is permitted, by this Amendment, to resell Product to Dow at its Midland location up to [*****] per year and such volume would be included as Styron Product requirements and excluded from Dow’s requirements. Notwithstanding, for the 2010 Calendar Year only, Dow is only obligated

EXECUTION VERSION

to purchase its requirements less that amount which is determined by multiplying [*****] by a fraction, the numerator of which is the number of days from the closing of the Transaction until December 31, 2010, and the denominator of which is [*****], provided that the Transaction closes before December 31, 2010. Further, through the end of the 2010 Calendar Year and only through the end of the 2010 Calendar Year, “requirements” as described above specifically excludes volumes of Product or similar product supplied under existing supply contracts to Dow’s wholly owned subsidiary Rohm and Haas (“Rohm and Haas Supply Agreements”). Dow will not renew the Rohm and Haas Supply Agreements except as otherwise required by contract and then only for Rohm and Haas end use consuming sites. Styron and Dow are not obligated to purchase a specified minimum number of tons of Product per Year.

The last sentence of the last paragraph of the Quantity section is also amended to state as follows: “Notwithstanding any other provision contained in this Quantity section of the Contract, it is understood that the sale of Product from April 1, 2010 through December 31, 2010 in excess of [*****] to Styron and in excess of [*****] to Dow shall be the discretion of the SELLER. The sale of Product in excess of [*****] to Styron and [*****] to Dow from January 1, 2011 onwards each year will be at the discretion of the SELLER. Quantities of Product will be provided ratably with monthly volumes equal to the annual nominated volume / [*****] ± [*****]% unless otherwise mutually agreed to by the Parties.”

3.	Exhibit F. Arbitration Procedures For Dispute

(a) The third through sixth sentences of Section 3 in Exhibit F are hereby deleted and replaced with the following:

“Within twenty (20) calendar days of accepting appointment, the Party Appointed Arbitrators shall appoint, by agreement, an additional arbitrator who shall serve as the Chair and presiding arbitrator of the Tribunal. If the Party Appointed Arbitrators cannot agree on the additional arbitrator within this twenty (20) day period, then the additional arbitrator shall be selected pursuant to the Rules.”

(b) The last sentence of Section 3 in Exhibit F is deleted in its entirety.

C. Amendments to Letter Agreement:

1. General. All references to the term “BUYER” and “Dow,” as applicable, in the Letter Agreement shall be deemed to include Styron as well as Dow, and, except as otherwise set forth in this Amendment, all rights and obligations of “BUYER” set forth in the Agreement shall apply to each of Styron and Dow individually, not in the aggregate.

2. Section I. The last sentence of Section I of the Letter Agreement is amended to replace the word “BUYER” with “Dow”.

3. Section II. The second and third sentences of Section II of the Letter Agreement are amended to replace the word “BUYER” with “Dow”.

4. Section VI. Section VI of the Letter Agreement is hereby amended in its entirety to read as follows:

“Allyn’s Point is the only BUYER location that will be serviced by marine carriage. It is contemplated that this service will be provided incident to Dow’s domestic contract with the US Shipping Company and at no cost to SELLER with freight, demurrage, diversion, product gain/losses and other charges to be pro-rated in proportion to the size of BUYERS’ and SELLER’S respective Product Cargos.”

EXECUTION VERSION

5. Section VIII. Section VIII of the Letter Agreement is deleted in its entirely and replaced with the following language:

“Resources: It is agreed that Product Planning and scheduling will be provided by SELLER. A scheduling and logistics resource fee of [*****] per month of the contract will be invoiced to Styron LLC and [*****] per month of the contract will be invoiced to The Dow Chemical Company.

6. Section XI. Section XI of the Letter Agreement is hereby amended in its entirety to read as follows:

“It is agreed that during the Calendar Year of 2010 incident to the Contract, Dow will be allowed to purchase a volume of approximately [*****] of Product for its North American requirements from another third party.”

D. Consent to Partial Assignment: AMSTY hereby waives its rights under the Agreement and Letter Agreement with respect to the Transaction and consents to the partial assignments and assumptions by Styron. AMSTY and Dow hereby agree that (i) Dow shall have no liability for obligations under the Agreement and Letter Agreement with respect to the Styron Businesses required to be performed from and after the closing of the Transaction, except with respect to any purchases of Product made by Styron prior to the closing of the Transaction which remain unpaid as of the closing of the Transaction; (ii) Dow shall remain fully liable for obligations under the Agreement and Letter Agreement required to be performed by BUYER, regardless of whether BUYER is Dow or Styron, before closing of the Transaction; and (iii) Dow shall remain fully liable for obligations under the Agreement related to [*****]% of Dow’s Product requirements as set forth in this Amendment and for its share of the scheduled and resource fees set forth in the Letter Agreement as amended by this Amendment after closing of the Transaction.

E. Acceptance and Agreement to be Bound. Styron hereby accepts all of the terms and provisions of the Agreement and the Letter Agreement, copies of which have been provided to it in connection herewith, and agrees to be bound by such terms and provisions for all intents and purposes, including but not limited to the confidentiality provisions set forth in Exhibit B.

F. Right of Revocation (a) In the event that the Transaction does not close on or before December 31, 2010, SELLER shall have the right to revoke its Consent to Partial Assignment herein by giving Dow written notice thereof within 30 days. The partial assignment provisions of this Agreement shall expire 10 days after SELLER delivers the above described written notice to Dow.

(b) Effect. Except as expressly set forth otherwise in this Amendment and Consent to Partial Assignment, all other terms and conditions of the Agreement and Letter Agreement shall remain in full force and effect.

G. Law: This Amendment will be governed by laws of the State of Delaware without reference to its principles of conflict of laws.

Signature page follows

The Parties have caused this Amendment and Consent to Partial Assignment to be executed by their duly authorized representatives,

Agreed:

AMERICAS STYRENICS LLC		THE DOW CHEMICAL COMPANY

By:	/s/ Timothy D. Roberts	By:	/s/ Timothy O. King

Name:	Timothy D. Roberts	Name:	Timothy O. King

Title:	CEO	Title:	Vice-President

Date:	June 14, 2012	Date:	June 10, 2010

CEO Approval No. 2010-0007

STYRON LLC

By:	/s/ Timothy O. King

Name:	Timothy O. King

Title:	Authorized Representative

Date:	June 10, 2010

[Signature Page to Amendment and Consent to Partial Assignment of Amsty Agreement]

STYRENE

CONTRACT OF SALE

This Contract of Sale (“Contract”) is made and entered into effective as of the 1st day of December, 2009 (the “Effective Date”) by and between Americas Styrenics LLC, a Delaware limited liability company, having offices located at 24 Waterway Avenue, Suite 1200, The Woodlands, TX 77380 (“SELLER”), and The Dow Chemical Company, a Delaware corporation having offices located in Midland, Michigan (“BUYER”). SELLER and BUYER are collectively referred to as the “Parties” and individually as a “Party”.

For and in consideration of the mutual benefits to be derived SELLER agrees to sell and deliver and BUYER agrees to purchase and accept delivery of the product described below, in the quantities and during the period set forth in this Contract.

THE TERMS AND CONDITIONS AND EXHIBITS A, B, C, D, E and F all of which are attached hereto, and by reference are made integral parts of this Contract.

Period:	“Year” means the period from any December 1 through November 30; “month” means a calendar month. “Calendar Year” means the period between January 1 and December 31.

The term of this Contract, which shall commence on the Effective Date, shall be for a period of three (3) Years terminating on November 30, 2012, and the Contract will automatically renew Year to Year thereafter for no more than two Years. Either Party may terminate this Contract at the end of the third (3rd) or fourth (4th) Year if the terminating Party notifies the other Party in writing at least one (1) Year prior to end of third (3rd) or fourth (4th) Year.

If appropriate notice to terminate is given, which results in the termination of this Contract at the end of the third (3rd) Year of the Contract, then the non-terminating Party may elect, at its option, to extend the Contract by a phase-out period (the “Phase-out Period”). The Phase-out Period shall consist of two (2) additional consecutive Years. The non-terminating Party must provide the terminating Party with written notice of its election to exercise its right to require the Phase-out Period within ninety (90) days of the non-terminating Party’s receipt of the terminating Party’s notice of termination.

During the Phase-out Period, all terms and conditions contained in the Contract will remain in full force and effect with the following exceptions:

A.) If BUYER is the terminating Party, then during the first (1st) Year of the Phase-out Period BUYER shall only be obligated to purchase [*****] percent ([*****]%) of BUYER Requirements, as defined below, and then during the second (2nd) Year of the Phase-out Period BUYER shall only be obligated to purchase [*****] percent ([*****]%) of BUYER Requirements.

B.) If SELLER is the terminating Party, then during the first (1st) Year of Phase-out Period SELLER shall only be obligated to sell [*****] percent ([*****]%) of BUYER Requirements, and then during the second (2nd) Year of the Phase-out Period SELLER shall only be obligated to sell [*****] percent ([*****]%) of BUYER Requirements.

If appropriate notice to terminate is given, which results in the termination of this Contract at the end of the fourth (4th) Year of the Contract, then the non-terminating Party may elect, at its option, to extend the Contract by a phase-out period (the “Phase-out Period”). The Phase-out Period shall consist of one (1) additional Year. The non-terminating Party must provide the terminating Party with written notice of its election to exercise its right to require the Phase-out Period within ninety (90) days of the non-terminating Party’s receipt of the terminating Party’s notice of termination.

During the Phase-out Period, all terms and conditions contained in the Contract will remain in lull force and effect with the following exceptions:

A.) If BUYER is the terminating Party, then during the Phase-out Period BUYER shall only be obligated to purchase [*****] percent ([*****]%) of BUYER Requirements.

B.) If SELLER is the terminating Party then during the Phase-out Period SELLER shall only be obligated to sell [*****] percent ([*****]%) of BUYER Requirements.

In the event there is a Phase-out Period this Contract will terminate at the end of the Phase-out Period.

Product:	Styrene Monomer meeting the specifications contained in Exhibit A (the “Product”). It is understood and agreed to that the Product sold and purchased incident to the terms of this Contract is for BUYER’s internal consumption end use purposes only and under no circumstances is the Product intended for resale.

Quantity:	BUYER will not be obligated to purchase a specified minimum number of tons of Product per Year. However, BUYER shall be obligated to purchase from SELLER incident to terms of this Contract [*****] percent ([*****]%) of its Product requirements for internal consumption for BUYER locations within North America for end use purposes only (“BUYER Requirements”), during the Contract term, except during the 2010 Calendar Year, the BUYER shall only be obligated to purchase BUYER “Requirements less [*****]. Through the end of the 2010 Calendar Year and only through the end of the 2010 Calendar Year BUYER Requirements specifically excludes volumes of Product or similar product supplied under existing supply contracts to Dow’s wholly owned subsidiary Rohm and Haas (“Rohm and Haas Supply Agreements”). BUYER will not renew the Rohm and Haas Supply agreements except as otherwise required by contract and then only for Rohm and Haas end use consuming sites.

Unless otherwise agreed to by the Parties, Product will be delivered on a ratable basis over the Year in question.

At least ninety (90) days before the beginning of each Year, BUYER will provide SELLER with an annual forecast in monthly volumes of the quantity of Product BUYER will purchase from SELLER during said Year. These forecasts are for planning purposes only and do not constitute a contractual commitment to purchase or sell said forecasted quantity.

In addition to the annual forecast mentioned above, on or before the [*****] ([*****]) day of each month during the term of this Contract BUYER shall provide SELLER with a forecast in writing of its expected purchases of Product for the immediately subsequent three (3) months. Its fully understood and agreed to that SELLER’s forecast for the [*****] ([*****]) month of the [*****]([*****]) month forecast shall for all purposes be considered a firm quantity nomination by the consuming location for the first month. Forecast will also include a [*****] ([*****]) day delivery date range and mode of transportation (vessel, railcar or truck).

Each Party will give to the other as much notice as possible of any planned operations changes, such as turnarounds, that will have a significant effect on receipts and deliveries of Product. Notwithstanding any other provision contained in this Quantity section of the Contract it is understood that the sale of Product in excess of [*****] lbs in 2010 and [*****] lbs/year from 2011 onwards shall be at the discretion of the SELLER and quantities provided ratably with monthly volumes equal to the annual nominated volume / [*****] ± [*****]%.

Price:	The FOB shipping point price for Product (“Product Price”) shipped during any calendar month will be determined in accordance with the following:

	A.	For the first [*****] percent ([*****]%) of Product purchased each month the price per pound shall be determined in accordance with the following formula:

Price = [*****]

Fixed price component = [*****]

	B.	For the balance of Product purchased each month the price per pound shall be a monthly spot average as published by CMAl’s Aromatics Market Report Monthly Price Page for the month of product lift with a floor and cap price defined as:

Floor Price = [*****]

Cap Price = [*****]

Fixed price component cap = [*****]

Where:

Bz = [*****]

Bz Contract = [*****]

Bz Spot = [*****]

C2 = [*****]

NG = [*****]

Natural Gas Market Price = an amount equal to the price per MMBTU of natural gas (in U.S. dollars) reported in Inside F.E.R.C.’s Gas Market Report under the heading “Delivered Spot Gas Prices, Henry Hub (large packages only)” in its first issue published for the month of Product delivery. Where a range is given, the midpoint of such range shall apply.

If any of the foregoing referenced publications ceases to exist or fail to contain any of the data necessary to determine the reference price(s) in question, or if any of the reference publications changes the basis for determination of any of such data in a manner that is adverse to either of the Parties hereunder, then the reference price in question will be based on such alternative index as most closely approximates the applicable index as constituted on the effective date of this Contract and is reasonably acceptable to both BUYER and SELLER.

The fixed price component under A above shall be adjusted [*****] on the [*****] of the Effective Date to reflect increases or decreases in the Consumer Price Index (Series ID CUUR0000SAO). Under A above, in the Price section of this Contract, the fixed price component can go no lower than [*****] or no higher than [*****], during the term of this Contract. The first adjustment shall be made and effective on the first anniversary of the Effective Date. By way of example, the first adjustment shall be made [*****] after the Effective Date if it is determined that an increase or decrease in the fixed price component is warranted due to an increase or decrease in the Consumer Price Index on the Effective Date as compared to the Consumer Price lndex [*****] later.

All price calculations shall be rounded to four digits beyond the decimal.

Territory:	This Contract shall apply to and encompass BUYER locations within North America only.

Logistics:	The intent is that SELLER will provide the logistical requirements to deliver Product to BUYER’s consumptions sites in North America and that BUYER and SELLER will work together to minimize costs. BUYER will pay associated freight and logistics costs to keep SELLER whole. The logistics for supply of Product are more fully set forth in a letter agreement effective on December 1, 2009, between the Parties.

Delivery	Product will be delivered to BUYER’s Allyn’s Pt. location FOB St. James, LA or other U.S.

Terms:	Gulf Coast port with SELLER to arrange delivery via suitable vessel (initially, U.S. Shipping’s Chemical Transporter) with actual, freight, demurrage and non-affreightment costs to be borne by BUYER.

For FOB deliveries into vessels or barges: Quantity shall be based on the static shore tank measurements at load point. BUYER and SELLER shall split costs equally for the agreed upon independent surveyor at load, which surveyor shall inspect for quality and quantity. If shore tanks are active at loading, quantity will be determined by vessel figures, i.e. closing ullages less retention on board adjusted by vessel experience factor (“VEF”). Such VEF will be determined in accordance with the latest standards of API, the American Petroleum Institute. Quality will be based on shore tank samples taken immediately prior to load.

Deliveries via railcar or bulk truck, the quantity shall be based on certified scale weights at load point.

Payment Terms:	On or after the last working day of each month, a consolidated invoice will be issued to BUYER for all shipments of Product during that month. Payment will be due in full net [*****] ([*****]) days from the date of invoice.

All payments on account are to be made by wire transfer. If BUYER fails to pay SELLER the total amount owed by such date, then BUYER is subject to interest on the unpaid portion and shall accrue from such date until paid at the Prime Rate plus [*****] percent ([*****]%) per annum (“Interest Rate”), compounded monthly.

If payment date falls on a Saturday, then Buyer’s payment will be due the prior Friday, if payment date falls on a Sunday or Monday holiday, then BUYER’s payment will be due on the next business day.

If BUYER disputes the amount due under an invoice, it will promptly pay the invoice, but such payment will not be deemed a waiver of BUYER’s dispute, and the Parties shall act promptly to resolve such dispute. If the dispute is resolved in BUYER’s favor, then SELLER shall promptly reimburse BUYER in the amount of BUYER’s overpayment plus interest on such amount at the Interest Rate, compounded monthly, from the disputed invoice due date until the date of reimbursement.

Unit Ratio Improvement:	BUYER and SELLER desire to improve the unit ratio performance for benzene, ethylene and natural gas at SELLER’s St. James, LA, manufacturing facility. BUYER and SELLER shall use reasonable efforts to arrange for mutually agreeable confidential information exchange and technical consulting during the term of this Contract, free of charge, with the objective to achieve such improvements. Such activities shall be conducted according to the terms of the confidentiality provisions in Exhibit B, hereby incorporated by reference.

Rebates:	BUYER and SELLER desire to structure a rebate to share economic improvements of unit ratio performance for benzene, ethylene and natural gas at SELLER’s St. James, LA, manufacturing facility. SELLER will issue a rebate to BUYER if there is a unit ratio improvement based on a Calendar Year average and the conditions set forth below.

At the end of each of the first [*****] of this Contract, SELLER shall calculate a Calendar Year average unit ratio performance for benzene, ethylene and natural gas based on actual feedstock consumption and Product production at St. James.

For Product purchased each Year, and provided all outstanding invoices for such Product are paid in full within the term of this Contract, by the end of January following such Year, SELLER will issue a rebate representing unit ratio improvements to the Product Price formulas otherwise designated in this Contract. The rebate for benzene and ethylene are determined for each month based on the following formula:

Month(x) Rebate = [*****]

Each monthly rebate from the prior Calendar Year is summed to calculate the total annual rebate.

For example, in the Product Price formulas under this Contact, the unit ratios for benzene, ethylene and natural gas are currently specified as [*****] for benzene, [*****] for ethylene and [*****] for natural gas. If the Calendar Year average unit ratios benzene and ethylene are each improved by [*****], as an example, then a rebate would be issued for each month of the prior Calendar Year in the amount of:

Month(x) Rebate (Bz and C2) = [*****]

The rebate for natural gas begins when the unit ratio improves below [*****]. If the average unit ratio for NG is [*****], as an example, then a rebate would be issued in the amount of:

month(x) Rebate (NG) = [*****]

An example rebate calculation for a full calendar year is provided in Exhibit D.

Where:

Bz, C2 and NG as defined in the price section. Each monthly rebate from the prior Calendar Year is summed to calculate the total annual rebate.

The calculated annual rebate for prior Calendar Year issued by SELLER under this Contract shall be applied in the following January to future Product purchases on an unassignable basis.

Title & Risk Of Loss:	Except as provided elsewhere in this Contract, BUYER will have no responsibility or liability on account of anything that may be done, happen or arise with respect to Product before risk of loss has passed to BUYER, and SELLER will have no responsibility or liability on account of anything that may be done, happen or arise with respect to Product after risk of loss has passed to BUYER.

Title to, and risk of loss for, Product shall pass to BUYER at the flange connection between the plant discharge line and receiving line of the transportation equipment (vessel or otherwise) at load point.

Records:	BUYER will maintain true and complete records in connection with its Product requirements. Such records will be retained by the BUYER for at least twenty-four (24) months following the Year to which the records relate. In order to determine whether BUYER has complied with its obligations under the “Quantity” Section, SELLER will have the right, subject to appropriate provisions on confidentiality, to inspect such BUYER’s records at reasonable times and so long as such inspections do not reasonably interfere with such BUYER’s business.

Termination of Prior Supply Agreement:	By agreement of the Parties, The Dow Chemical Company Sales Contract for Styrene Monomer, dated May 1, 2008, by and between The Dow Chemical Company and Americas Styrenics LLC will be terminated effective November 30, 2009.

Dispute Resolution	Except as otherwise provided herein, any dispute arising out of or relating to this Contract or involving the interpretation, legal effect, alleged breach or enforcement of this Contract or any provision hereof, or otherwise concerning rights and obligations which may exist between, among or involving one or more of the Parties arising under this Contract or applicable law, whether involving contract claims, tort claims, statutory claims, or otherwise (the foregoing disputes herein referred to collectively as the “Disputes”), shall be submitted to the dispute resolution procedures and the binding arbitration procedures set forth in Exhibit F.

Any Party intending to seek resolution of a Dispute pursuant to this Dispute Resolution Section and Exhibit F of this Contract shall first give written notice of the Dispute to the other Party (each such notice, a “Notice”). The Notice shall provide the factual and legal basis of the Dispute and the Party’s proposed resolution of the Dispute. Promptly following delivery and receipt of the Notice, the management of each Party shall meet in an effort to resolve the matter in Dispute. If, following thirty (30) calendar days such management has been unable to resolve the Dispute, the senior executives (Vice President level or higher) of each Party shall meet in an effort to resolve the matter in Dispute. If the Dispute is not resolved pursuant to negotiations within forty-five (45) days following receipt of the Notice by all affected Parties, then any Party may commence arbitration in accordance with Exhibit F.

Notwithstanding the foregoing provisions of this Dispute Resolution Section, any Party may apply for urgent injunctive or equitable relief from a court of relevant jurisdiction. Such an application does not waive the obligation to arbitrate Disputes or submit any Dispute for resolution other than in accordance with this Dispute Resolution Section and Exhibit F.

	The Dow Chemical Company		Americas Styrenics, LLC

By:	/s/ Juan R. Luciano	By:	/s/ Scot R Mitchell

Title:	Sr. V.P. H&E & B Plastics	Title:	Vice President Commercial

	Juan R. Luciano		Scot R Mitchell

Date:	9/1/09	Date:	8/28/2009

Neither of the Parties shall be legally bound by anything contained in this Contract, or any negotiations pursuant thereto, unless and until this Contract has been signed by authorized representatives of both Parties.

Exhibit A

SALES SPECIFICATIONS

Americas Styrenics

24 Waterway Avenue, Suite 1200

The Woodlands, TX 77380

Toll Free 888-SS-AMSTY (888-SS2-6789)

STYRENE MONOMER - AS

Sales Specification

Property	Units	Value[1]	ASTM Method
Purity, minimum	[*****]	[*****]	[*****]
Ethylbenzene, maximum	[*****]	[*****]	[*****]
Color, maximum	[*****]	[*****]	[*****]
Polymer, maximum	[*****]	[*****]	[*****]
Inhibitor (t-Butyl Catechol)	[*****]	[*****]	[*****]
Aldehydes (as Benzaldehyde), maximum	[*****]	[*****]	[*****]
Peroxides (as H202), maximum	[*****]	[*****]	[*****]
Benzene, maximum	[*****]	[*****]	[*****]

1	Subject to change without notice
2	Applies to all methods of shipment unless additional inhibitor is specified

MSDS# AS-OOOO1 Styrenics LLC 2008	Revision Date: October 2008 © Americas

Before using this product, the user is advised and cautioned to make its own determination and assessment of the safely and suitability of the product for the specific use in question and is further advised against relying on the information contained herein as it may relate to any specific use or application it is the ultimate responsibility of the user to ensure that the product is suited and the information is applicable to the user’s specific application Americas Styrenics LLC does not make, and expressly disclaims, all warranties, including warranties of merchantability or fitness for a particular purpose, regardless of whether oral or written, express or implied, or allegedly arising from any usage of any trade or from any course of dealing in connection with the use of the information contained herein or the product itself. The user expressly assumes all risk and liability, whether based in contract, tort or otherwise, in connection with the use of the information contained herein or the product itself. Further, information contained herein is given without reference to any intellectual property issues, as well as federal, state or local laws which may be encountered in the use thereof. Such questions should be investigated by the user.

Exhibit B

MUTUAL NON-DISCLOSURE AGREEMENT

The Parties agree that activities conducted pursuant to the foregoing Unit Ratio Improvement Section shall be subject to the following provisions.

The Parties possess certain confidential technical information which may include, but is not limited to, physical, compositional and performance specifications, catalyst chemistry, manufacturing conditions and methods, machinery, process technologies, equipment specifications, laboratory analyses and techniques, samples and like materials (collectively “Confidential Information”).

The Parties are willing to disclose Confidential Information to each other to improve the unit ratio performance for benzene, ethylene and natural gas at SELLER’s St. James, LA, manufacturing facility. (“Said Purpose”).

1.	Confidential Information of the Disclosing Party will be used by the Receiving Party only for Said Purpose except as may be specifically authorized in writing by the Disclosing Party. The Receiving Party will not disclose Confidential Information of the Disclosing Party to any third Party, or use such Confidential Information in any way which will result in disclosure to any third party. Both Parties agree that all Confidential Information that is disclosed by the Disclosing Party to the Receiving Party will be either:

a)	in tangible form, where such tangible form is marked to indicate that it is confidential; or

b)	in intangible form, either: (i) where such intangible form is indicated, at the time of disclosure, to be confidential, and where the substance of such intangible form is documented in tangible form within thirty (30) days of such disclosure, and where such tangible form is marked to indicate that it is confidential, or (ii) if, given the nature of the information disclosed and the circumstances of the disclosure, a reasonable person would believe such information disclosed to be the Confidential Information of the Disclosing Party, in which case the failure of the Disclosing Party to provide a follow-up tangible form will not affect the confidential nature of the information,

2.	The Receiving Party further agrees to restrict access to Confidential Information of the Disclosing Party to only those of its employees who need to have access in order to carry out Said Purpose provided said employees are obligated to the Receiving Party in a manner consistent with the terms of this Agreement.

3.	The Receiving Party’s obligations of non-disclosure, limited-use, and non-analysis under this Agreement will not apply to any portion of information:

a)	that was developed by the Receiving Party and/or in the Receiving Party’s possession prior to the Receiving Party’s first receipt, either directly or indirectly, of same from Disclosing Party;

b)	that is now, or hereafter becomes, through no act or failure to act on the Receiving Party’s part, generally known on a non-confidential basis to the public or in the relevant industry;

c)	that corresponds in substance to information hereafter lawfully furnished to the Receiving Party by a third Party without restriction on disclosure; or

d)	that is independently developed by the Receiving Party, verifiable by written documentation, without use of any Confidential Information provided by the Disclosing Party.

Information will not be deemed to be within any of the foregoing exceptions if it is merely embraced by more general information available on a non-confidential basis or in the Receiving Party’s possession. In addition, any combination of features will not be deemed within any of the foregoing exceptions unless the combination itself and its principle of operation are embraced by corresponding information which is within one of the foregoing exceptions.

4.	Any communication of the Confidential Information made in response to a valid order by a court or other governmental body or that is otherwise required by law (but only to the extent of such order or requirement) will not be deemed to be a violation of a Receiving Party’s obligations under this Agreement. Under such circumstances, the Receiving Party agrees that the Receiving Party will (to the extent permitted by applicable law) use reasonable commercial efforts to provide the Disclosing Party with reasonable prior notice of any disclosure to be made pursuant to such order or requirement and cooperate (at the expense of the Disclosing Party) with the efforts of the Disclosing Party to obtain a protective order or other assurance of confidential treatment of the Confidential Information to be disclosed pursuant to such order or requirement. If, in the absence of a protective order, the Receiving Party is compelled as a matter of law to disclose the Confidential Information, the Receiving Party will disclose only that part of the Confidential Information as is required by law to be disclosed and (prior to such disclosure) will (to the extent permitted by applicable law) advise and consult with the Disclosing Party as to such disclosure.

5.	All information and samples (including Confidential Information) disclosed pursuant to this Agreement shall be and remain the Disclosing Party’s property, and all information in tangible form, and copies thereof, shall be promptly returned to the Disclosing Party upon termination or expiration of this Agreement, or upon the earlier written request of the Disclosing Party. In the case of samples, the Receiving Party will, as specified by the Disclosing Party, either destroy or return to the Disclosing Party all unused and non-commingled samples or materials made from samples. The Receiving Party will notify the Disclosing Party that any samples or materials made from samples which have not been returned have, in fact, been destroyed in an environmentally safe manner which complies with all applicable statutes and regulations.

6.	The amount of Confidential Information disclosed by a Disclosing Party pursuant to this Agreement is completely within the discretion of the Disclosing Party. Nothing within this Agreement shall be construed as imposing any obligation upon the Disclosing Party to disclose any information, whether or not such information would constitute Confidential Information.

7.	The Receiving Party shall comply with applicable U.S. export control and economic sanctions laws and will not export, re-export or otherwise transfer any technology in violation of such laws, or other applicable laws governing the transfer of “technology”, as such term is defined in the U.S. Export Administration Regulations.

8.	The obligations of confidentiality and limited-use will survive the Agreement’s expiration or termination for a period of fifteen (15) years.

Exhibit C

CALCULATION OF C2 or “Eth”

For purposes of determining the Product Price under this Contract, C2 or Eth shall be established in U.S. cents per pound (“cpp”) rounded to six significant digits and shall be determined for each calendar month of Product delivery. Eth shall be based upon the following formula, as defined below, and multiplied by 100 to convert dollars per pound to cpp:

Eth = [*****], where:

A = [*****], where

OPIS E/P = [*****], where:

Ethane Price shall mean the [*****]; and

Propane Price shall mean the [*****].

B = [*****], where

CG Propylene shall mean the [*****];

Butadiene shall mean the [*****]; and

Unleaded Reg. Gasoline shall mean the [*****].

C = [*****].

D = [*****], where

CMAI Net Transaction Contract Price shall mean the [*****].

(In no event will the value of D be a negative value).

CMAI Weighted Average Spot Price shall mean the [*****].

Values for calculating the A and B terms, the CMAI Weighted Average Spot Price and the CMAI Net Transaction Contract Price will be based on final published prices for the month of Product delivery. In the event any of the values used for the price calculation are not finalized and are not reported by the invoice date, SELLER shall use an estimate for invoicing purposes. Price corrections will be made if any of the final reported values differ from the estimates and affect the invoice price.

An example of the Eth Calculations is as follows:

ETHYLENE CONTRACT PRICE CALCULATION

July	2009

INPUT DATA:
July	[*****]		[*****]

July	[*****]		[*****]

July	[*****]

[*****]
July	[*****]		[*****]
July	[*****]	[*****]	[*****]

[*****]
July	[*****]		[*****]
July	[*****]		[*****]
July	[*****]		[*****]

	[*****]		[*****]

	[*****]		[*****]
Market Based Factor:		[*****] [*****]

July		[*****]
		[*****]	[*****]	[*****]	[*****]
[*****]		[*****]	[*****]	[*****]	[*****]

[*****]		[*****]		[*****]	[*****]
		[*****]		[*****]	[*****]

[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Exhibit D

Unit Ratio Rebate Example Calculation

Component	Item		Unit	Jan-08	Feb-08	Mar-08	Apr-08	May-08	Jun-08	Jul-08	Aug-08	Sep-08	Oct-08	Nov-08	Dec-08	Total
Styrene	purchases		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Ethylene	ratio	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	price		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	rebate	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Benzene	ratio	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	price		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	rebate	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Natural gas	ratio	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	price		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
	rebate	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Total	rebate volumetric	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Ethylene	tariffs	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Natural gas	tariffs	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Ethylene	tariffs over improvements	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
Natural gas	tariffs over improvements	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]
		[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Total	rebate tariffs	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Total	rebates	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]	[*****]

Exhibit E

TERMS AND CONDITIONS

1. Taxes. In addition to the price provided herein, BUYER will pay SELLER an amount equal to any Tax related to sales made pursuant to this Contract, or to the transportation, production, or use of the Product, and assessed on SELLER by any governmental authority or that SELLER is required to collect from BUYER under applicable law. For purposes of the foregoing sentence, the term “Tax” shall include, without limitation, sales & duties, or other charges (including the Canadian Goods & Services Tax [GST]), duties (including dumping duties), or other charges (including Superfund levies or the like), but such term shall not include any income or franchise tax measured by SELLER’S net income or margin, or any gross receipts tax imposed by any jurisdiction on SELLER for the privilege of SELLER doing business in that jurisdiction Any personal property taxes assessed upon the value of the Product will be paid by the Party having title thereto at the time such taxes are assessed. If BUYER is exempt from the payment of any Tax, BUYER will furnish to SELLER proper exemption certificates, taxpayer identification number, or other documentation acceptable to SELLER to cover the Product purchased hereunder.

2. Limited Warranties.

a. SELLER warrants that, at the time of delivery to BUYER, the Product will meet the specifications contained in the attached Exhibit A in all material respects.

b. SELLER DOES NOT MAKE AND EXPRESSLY DISCLAIMS, AND BUYER EXPRESSLY WAIVES, ANY OTHER WARRANTIES, EXCEPT AS SET FORTH IN PARAGRAPH 2(a) ABOVE AND 3 BELOW, INCLUDING WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDLESS OF WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, OR ALLEGEDLY ARISING FROM ANY USAGE OF ANY TRADE OR FROM ANY COURSE OF DEALING.

c. SELLER warrants that the Product is produced and sold free of any infringement of third party industrial or intellectual property rights and that the use of such Product shall not infringe any third party industrial or intellectual property rights. SELLER shall indemnify and hold BUYER harmless from and against all claims of third parties that the production, sale and use of the Product infringes any third party industrial or intellectual property right, but SELLER does not indemnify and hold harmless BUYER against infringement by reason of the use of such Product in combination with other chemical materials. BUYER shall promptly notify SELLER in writing of the occurrence of any such claim or suit.

3. BUYER’s AND SELLER’s Commitments.

BUYER and SELLER acknowledge that it is responsible for the safe selection, loading, transporting unloading, handling, storage, use and disposal of products as applicable.

a. BUYER and SELLER warrants that it shall, as applicable:

i.	familiarize itself with product information supplied by SELLER at any time, including the current MSDS for each product;

ii.	follow safe handing, use, selling, storage, transportation and disposal practices and ensure that all employees,

iii.	ensure contractors, agents and BUYER and SELLER follow these practices, including such special practices as SELLER’s and BUYER’s use of the products requires;

iv.	take appropriate action to avoid spills or other dangers to persons, property or the environment;

4. Notice of Claims.

a. Within sixty (60) days after BUYER learns, or should reasonably have learned, of any claim with respect to Product, BUYER will inform SELLER in writing of the claim or the claim is waived.

b. SELLER’S TOTAL LIABILITY ARISING FROM THIS CONTRACT FOR ANY CLAIMS OF ANY NATURE WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE), INDEMNITY, CONTRIBUTION, STRICT LIABILITY OR OTHERWISE, WILL NOT EXCEED THE PURCHASE PRICE OF THE PRODUCT OR REPLACEMENT OF PRODUCT IN RESPECT OF WHICH SUCH CLAIMS ARE MADE. IN NO EVENT WILL SELLER BE LIABLE FOR ANY LOST PROFITS OR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, CONTINGENT, EXEMPLARY OR PUNITIVE DAMAGES INCURRED BY BUYER.

5. Contingencies.

a. Performance is excused force majeure when (i) there is any contingency beyond the reasonable control of SELLER or BUYER (for example, war or hostilities, Acts of God, accident, fire, explosion, public protest, breakage of equipment, unplanned outages, governmental actions or legislation, or labor difficulties) which interferes with SELLER’s or BUYER’s production, supply, transportation or consumption practice. During times when performance is excused, all quantities of affected Product will be eliminated from this Contract without liability and SELLER will allocate its supplies of raw materials and Product among their various uses in any manner that is fair and reasonable. However, SELLER will not be obligated to obtain raw materials or Product from other sources if there are shortfalls or to allocate raw materials or Product from SELLER’s internal use.

b. Notwithstanding anything contained in this Contract to the contrary, whenever (in the sole but reasonable judgment of SELLER) (i) SELLER’s performance is made substantially more expensive by a contingency or (ii) SELLER is unable to acquire from its then contemplated source of supply on terms it deems reasonable any material or service necessary for the manufacture of Product, SELLER may (aa) reduce or stop deliveries of Product and apportion as provided above and/or (bb) continue deliveries and immediately increase prices. If SELLER increases the price of the Product under this Section, BUYER need not purchase the Product at the increased price.

c. Quantities not purchased or sold due to the provisions of this Section need not be made up later.

d. Nothing in this Section will excuse BUYER from its obligations to make payments when due.

6. Reclamation of Product: In the event of insolvency of BUYER, SELLER does hereby make demand for reclamation of Product delivered to BUYER but not yet paid for by BUYER, in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(c)(1) of the United States Bankruptcy Code. In the event of insolvency of BUYER, BUYER agrees to promptly notify SELLER of such insolvency and BUYER hereby waives any defenses to SELLER’s right of reclamation of such Product, and BUYER shall promptly return possession to SELLER of such Product at BUYER’s expense.

7. Technical Assistance. ANY TECHNICAL ADVICE, ASSISTANCE OR TESTING FURNISHED BY SELLER TO BUYER WITH RESPECT TO THE SELECTION OR USE OF THE PRODUCT DELIVERED TO BUYER HEREUNDER WILL BE GIVEN AND ACCEPTED AT BUYER’S SOLE RISK, AND SELLER WILL HAVE NO LIABILITY WHATSOEVER FOR THE USE OF, OR RESULTS OBTAINED FROM, SUCH ADVICE, ASSISTANCE OR TESTING.

8. Miscellaneous.

a. This Contract supersedes all prior understanding, drafts, discussions, or statements, whether oral or in writing, express or implied, dealing with the same subject matter. It constitutes a final written expression of all the terms of this Contract and is a complete and exclusive statement of those terms. It may not be amended or modified in any manner except by a written agreement signed by both Parties that expressly amends this Contract. Further, the provisions of this Contract will take precedence over, govern and control any purchase order, sales acknowledgement, invoice or other writing between the SELLER and BUYER despite subsequent issuance, it being agreed and understood, without limitation, that any pre-printed terms and conditions appearing on any other writing, communication or transmittal between SELLER and BUYER pertaining to the subject matter of this Contract will be null and void and have no force or effect.

b. Neither Party may assign any of its rights or obligations under this Contract without the prior written consent of the other Party which will not be unreasonably withheld; provided, however, SELLER may assign its rights and obligations under this Contract to a transferee of all or substantially all of its assets to which this Contract relates without the prior written consent of BUYER. This Contract binds and benefits the Parties as well as their respective permitted successors and assigns. Notwithstanding, SELLER acknowledges that BUYER may wish to assign or partially assign this Contract to a transferee of all or significant portion of its assets that consume the Product and the BUYER and SELLER will use commercially reasonable efforts to agree to the terms of an assignment or partial assignment of this Contract to such transferee. If sixty (60) days after the date SELLER receives notice that BUYER wishes to assign this Contract the Parties have not reached an agreement on the terms of such assignment, then BUYER has the right to resell the Product to any customer of BUYER and BUYER will remain obligated for a period of an additional three hundred (300) days to purchase Product volumes from SELLER under this Contract associated with the requirements of the assets being transferred. In the case of a partial assignment of the Contract, the BUYER’s estimated requirements will be reduced proportionally by the volume of Product consumed by the assets transferred to the assignee.

If BUYER transfers all or significant portion of its Product consuming assets and BUYER doesn’t notify or request SELLER to consent to assignment or partial assignment then BUYER will continue to purchase Product under this Contract for a period of twelve (12) months at monthly ratable volumes equal to [*****] the Product requirements associated with such transferred assets. For the sake of clarity, this paragraph does not obligate BUYER to purchase for any period beyond the term of the Contract or alter the optional Phase-out Period.

c. Notwithstanding anything to the contrary in this Contract, if, in SELLER’S reasonable judgment, reasonable doubt exists as to BUYER’s financial ability to make payments when due, or if BUYER is past due in payment of any amount owing to SELLER, SELLER reserves the right, without liability, and without prejudice to any other remedies under this Contract or by operation of law or equity, to (i) suspend performance, decline to ship, or stop any Product shipment in transit until SELLER receives payment of all amounts owing to SELLER, whether or not due, and (ii) require BUYER to make payment on a cash in advance basis or provide a satisfactory security until SELLER, in its sole judgment, determines that the financial ability of BUYER has returned to a level where SELLER no longer has reasonable doubt as to BUYER’s ability to make payments when due. BUYER agrees to pay all of SELLER’s collection costs including reasonable attorney fees, litigation expenses and court costs.

d. ANY QUESTIONS CONCERNING THE INTERPRETATION AND ENFORCEMENT OF THIS CONTRACT WILL BE GOVERNED BY THE DOMESTIC LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF THE CONFLICT OF LAWS.

e. Neither Party may give any director, employee, or representative of the other Party any commission, fee, rebate, gift or entertainment of significant cost or value in connection with this Contract or enter into any other business arrangement with any director, employee, or representative of the other, without prior written notification to the other Party. Any representative(s) authorized by either Party may audit, under appropriate provisions of confidentiality, the applicable records of the other Party for the sole purpose of determining whether there has been compliance with this paragraph.

f. The rights and obligations of the Parties under Exhibit B, Paragraphs 2, 3, and 4 of this Contract will survive termination, cancellation or expiration of this Contract.

g. Should any provision of the Contract be or become illegal or unenforceable, such provision will be considered separate and severable from this Contract and the remaining provisions will remain in force and be binding upon SELLER and BUYER as though such provision had never been included. Any waiver by either Party of any breach of any term or condition of this Contract will not be construed as or be deemed to be a waiver of any future breach of such term or condition.

h. The Section headings of this Contract have been inserted only to facilitate reference and will have no bearing on the construction and interpretation of this Contract.

i. Notices given hereunder are effective when sent by email, fax or received by mail. If notice is given by email or fax, a hard copy must be sent via regular mail to the recipient.

Exhibit F

Arbitration Procedures For Disputes

Capitalized terms used but not defined in this Exhibit shall, unless expressly stated otherwise, have the meanings specified in the Contract to which these Arbitration Procedures for Disputes (these “Procedures”) are attached.

1. Agreement to Arbitrate. Any Dispute shall be finally resolved upon the request of any party to this Contract by binding arbitration in accordance with the Commercial Arbitration Rules (including the procedures for Large, Complex Commercial Disputes) (“Rules”) of the American Arbitration Association (“AAA”) subject to any provisions of these Procedures, and the Federal Arbitration Act (9 U.S.C. § 1, et seq., herein referred to as the “FAA”) unless otherwise herein provided. The provisions of these Procedures shall control with respect to all arbitration proceedings hereunder notwithstanding any contrary rule or procedure of any nature, except that in the event any provision of these Procedures is determined by a duly authorized court to be contrary to law and therefore invalid or unenforceable, it shall be severed from these Procedures and the remainder of these Procedures shall be given effect as though said invalid provision did not exist.

2. Applicable Law. Except as otherwise provided in these Procedures, the arbitrators shall apply applicable U.S. Federal or Delaware substantive law in their award and any related rulings.

3. Arbitrators. The arbitral tribunal shall be composed of three arbitrators (the “Tribunal”). Within twenty (20) calendar days after acknowledgement of the filing of the demand for arbitration by the AAA, each party to the Dispute shall appoint in writing one arbitrator (such arbitrators herein referred to collectively as the “Party Appointed Arbitrators”). The party or parties requesting arbitration (the “Claimant”) shall appoint one arbitrator, and the party or parties named as respondent by the Claimant (the “Respondent”) shall appoint one arbitrator. (In the event of disagreement over the alignment of the parties to the Dispute, the AAA shall group the parties as Claimant and Respondent for the sole purpose of appointment of arbitrators.) Within twenty (20) calendar days of accepting appointment, the Party Appointed Arbitrators shall appoint, by agreement, a third arbitrator who shall serve as the Chair and presiding arbitrator of the Tribunal. If the Party Appointed Arbitrators cannot agree on the third arbitrator within this twenty (20) day period, then the third arbitrator shall be selected pursuant to the Rules. The arbitrators must be neutral. To permit the parties to confirm their neutrality, all arbitrators must fully disclose upon appointment (or at such later time as the circumstance comes into being) any current or past business or familial affiliation or other current or past relationship or dealings with any party that may give rise to a reasonable belief of bias or partiality. If for any reason a member of the Tribunal becomes unable or unwilling to serve, a replacement arbitrator shall be appointed within thirty (30) calendar days of the vacancy in the same manner as the withdrawing arbitrator was appointed. Should the parties agree, or the AAA determine, that a Dispute subject to arbitration under these Procedures involves more than two sides for the purpose of appointment of arbitrators, then the three members of the Tribunal shall be appointed by a procedure to which all parties agree in writing or, in the absence of such an agreement, pursuant to Rules L-2(b) and R-11 of the September 1, 2007, edition of the Rules, provided, however that the AAA may appoint from both the National Roster and the Large, Complex Commercial Case Panel (or any successor to either, if applicable).

4. Seat and Hearings: Time. The seat of the arbitration shall be New York, New York, and any hearings shall be held at a mutually agreeable site at the seat. The hearings shall be held on a date and time mutually agreed upon by all parties to the Dispute and the arbitrators, or if the parties cannot agree, as determined by the arbitrators. In the absence of agreement, the arbitrators shall appoint a date, time, and/or site for the hearings and provide at least thirty (30) days notice thereof to all parties.

5. Discovery, Evidence, Witnesses and Preliminary Hearings. The Tribunal shall have such power to authorize depositions or issue subpoenas for the attendance of witnesses or the production of documents or other evidence as is provided in the Rules. Disagreements between the parties with respect to discovery matters shall be submitted to the Tribunal (or to the Chair should the parties so agree) for resolution. Nothing contained herein shall restrict the parties from obtaining deposition testimony, the production of documents, or other discovery by agreement between such parties. The Tribunal shall have the power to schedule preliminary hearings, either in person or by telephone, sua sponte or on request of any party, in order to enter scheduling and discovery orders, decide preliminary motions, hear argument on motions for summary judgment or partial summary judgment, or to otherwise expedite and manage the proceedings.

6. Interim Relief. The Tribunal shall be authorized to grant interim relief to any party, on an emergency basis, to preserve the status quo or protect property or reputational interests from possible irreparable harm pending a preliminary or final hearing on the merits of the Dispute. The Chair may grant such relief in his or her individual authority if it is not practicable to convene the entire Tribunal to hear the request under the circumstances, but in such event the emergency relief granted shall be for only so long as is necessary to convene the entire Tribunal to hear the application for interim relief. Prior to the appointment of the Tribunal, or at such subsequent time as extraordinary circumstances may warrant, any party to the Dispute may petition a court of competent jurisdiction for interim relief, on an emergency basis, pending the appointment and assumption of duties of the Tribunal or the availability of the Tribunal to consider and rule upon the request for interim relief. Such proceedings shall not constitute a waiver of the right of any party to enforce its rights to arbitration under these Procedures.

7. The Award of the Arbitrators. The arbitrators shall render a final award disposing of all remaining claims in the Dispute within nine (9) months of the appointment of the Chair. The arbitrators may extend this period for good cause, and the award will not be subject to challenge solely because it was rendered after the date prescribed in the preceding sentence. The award of the Tribunal shall be in writing and shall set forth the reasons for their decision. In the event the members of the Tribunal are not unanimous in their decision, the award shall be issued by the majority. Unless expressly allowed for herein or in a Related Agreement, punitive, special or exemplary damages shall not be recoverable in the arbitration and the Tribunal shall not have the power to award punitive, special or exemplary damages or to find that this limitation is waived or inapplicable, regardless of whether a court could so find under the applicable law.

8. Enforcement of the Award of the Arbitrators. Any award of the Tribunal shall be final and binding on the parties and may be confirmed in, and judgment upon such award entered by, any court having jurisdiction. The Tribunal’s award shall be entitled to all of the protections and benefits of a final judgment as to any Dispute, including compulsory counterclaims, that were or could have been presented to the Tribunal, and shall be final and binding on the parties and not subject to recourse to the maximum extent permitted by law.

9. Confidentiality of Proceedings, etc. All arbitration proceedings under these Procedures, including all communications, proceedings, decisions, or awards relating to any such arbitration, shall be kept strictly confidential, shall not be subject to disclosure except as may be required by law or applicable regulation, or for the provision of professional advice to which the arbitration is relevant, and, subject to Section 12, shall not be used as evidence in any judicial or administrative proceeding, except in connection with any application for confirmation, modification, vacation, or entry of judgment on the award to which the communications or proceedings relate.

10. Costs and Expenses. The costs and expenses of the arbitration, which shall include the arbitrators’ fees and out-of-pocket expenses, shall be paid by the parties in equal shares. Each party shall be responsible for any costs associated with its obtaining the testimony of witnesses or otherwise making such witnesses available to testify. If the testimony of a witness is obtained by all parties, the costs associated with obtaining such testimony shall be borne equally between the parties. Each party shall bear and be responsible for the fees of its own counsel, provided that the arbitrators shall have the discretion to award the prevailing party its attorneys’ fees and expenses and costs of arbitration.

To be Effective December 1, 2009

The Dow Chemical Company

2020 Dow Center

Midland, MI 48674

RE: The Dow Chemical Company (“Dow”) and Americas Styrenics LLC (“AMSTY”) STYRENE CONTRACT OF SALE, to be effective as of the 1st day of December, 2009 (the “Contract”)

Attention:

Incident to the above referenced Contract certain issues of Logistics remain to be negotiated and agreed to by Dow and AMSTY. Unless otherwise specified herein the terms utilized in this letter shall have the same meaning as those utilized in the Contract.

I.	Product Supply: SELLER will provide Product primarily by rail and or infrequently by tank truck initially to the following BUYER locations: Dalton, GA, Freeport, TX, and Midland MI. Product will be supplied to Dow’s Allyn’s Point, CT location primarily via marine supply, and supplemented by means of rail supply as needed. It is contemplated that BUYER’S wholly owned subsidiary’s, Rohm & Haas, sites will be supplied by rail and or tank truck commencing in January 2011.

II.	Rail Logistics: Tankcars from SELLER’s rail fleet will be utilized to supply BUYER locations at a charge to BUYER of [*****] per tankcar per month, Tankcars from BUYER’s rail fleet will be utilized in addition to those tankcars from SELLER’s rail fleet. It is contemplated that BUYER will provide these tankcars to SELLER incident to a Bailment Agreement, which will be at no cost to SELLER. Railcar loading and switching fees shall be paid by BUYER at the rate of [*****] per railcar per shipment.

III.	Administration and management of the combined railcar fleet will be provided by SELLER’s Service Provider.

IV.	Rail Freight Rates: Freight rates from SELLER locations and SELLER’s third party Gulf Coast locations will be provided by SELLER’s service provider for shipments to BUYER’s locations at no cost to SELLER, Exchange agreement or any non-Gulf Coast point of origin freight rates will default to the freight rates applicable to SELLER’s St James, LA. Point of Origin Location.

V.	Truck Logistics: Bulk truck shipment rates and Carrier management will be coordinated by SELLER’s Service Provider. Truck loading will be provided at a charge to BUYER of [*****].

VI.	Marine Logistics: Allyn’s Point is the only BUYER location that will be serviced by marine carriage. It is contemplated that this service will be provided incident to BUYER’s domestic contract with the US Shipping Company and at no cost to Seller with freight, demurrage, diversion, product gain/losses and other charges to be pro-rated in proportion to the size of Buyers and Sellers respective Product cargoes.

VII.	Third Party Logistics: SELLER will manage all third party terminals via SELLER’s Service Provider. Costs of supplying Product to and through third party terminals will be charged to BUYER incident to existing SELLER terminal agreements and other actual costs.

VIII.	Resources: It is agreed that Product planning and scheduling will be provided by SELLER. A scheduling and logistics resource fee of [*****] U.S. dollars per month of contract will be invoiced to BUYER.

IX.	Business rules: Mutually agreed business rules will be used to manage lead times for logistics activities. These currently include:

a.	Required lead times for truck orders (48 hours) and railcar orders (72 hours) – after 1400 hours is considered “next day”.

X.	BUYER and SELLER agree to meet at least twice per year to discuss mutual performance issues and opportunities.

XI.	It is agreed that during the Calendar Year of 2010 incident to the Contract, BUYER will be allowed to purchase a volume of approximately [*****] which will be made available in railcars (or Marine by mutual agreement) to be scheduled by SELLER in the year 2010 as part of the SELLER’s supply grid to BUYER.

If The Dow Chemical Company is in agreement with the provision contained herein, please have an appropriate official execute at the block below and then return one fully executed copy of this Letter Agreement to the undersigned.

Sincerely,

Americas Styrenics LLC Authorized representative of Americas Styrenics, LLC

Agreed to on behalf of The Dow Chemical Company this 1st day of September 2009 but to be effective as of the 1st day of December, 2009

By:	/s/ Juan R. Luciano

Name:	Juan R. Luciano

Title:	Sr VP H&E & Basic Plastics